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                                                                     EXHIBIT 8.1


           [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP APPEARS HERE]

                              February 23, 1998


D.R. Horton, Inc.
1901 Ascension Boulevard
Suite 100
Arlington, Texas 76006

           Re: Amendment No. 1 on Form S-4 to the Registration Statement of D.R. Horton, Inc.


Ladies and Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of Continental Homes Holding Corp., a Delaware corporation (the "Company"), with and into D.R. Horton, Inc., a Delaware corporation ("Horton"). The Merger will be effected pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 18, 1997, between Horton and the Company (the "Merger Agreement"). The Merger Agreement is attached as Appendix A to Amendment No. 1 on Form S-4 to the Registration Statement of D.R. Horton, Inc. (File No. 333-44279), filed on February 23, 1998, with the Securities and Exchange Commission in connection with the Merger (the "Amended Registration Statement"). Defined terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

     In formulating our opinion, we have examined the Merger Agreement, the Joint Proxy Statement/Prospectus of Horton and the Company that is included in the Amended Registration Statement (the "Prospectus"), and such other documents as we deemed necessary or appropriate, and have, with your permission, relied upon, and assumed as correct now and as of the Effective Time, (i) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement and the Prospectus, (ii) that the Merger will be consummated in the manner contemplated by, and in accordance with the terms set forth in the Merger Agreement and the Prospectus, and (iii) the accuracy of (a) the representations made to us by Horton, which are set forth in an officer's certificate delivered to us by Horton, dated February 23, 1998; and (b) the representations made to us by the Company, which are set forth in an officer's certificate delivered to us by the Company, dated February 23, 1998.